EXHIBIT 99.2

PanAmerican Bancorp Announces

Results of the Special Meeting of Stockholders

Thursday, July 21, 5:30 pm ET

MIAMI – (BUSINESS WIRE) – July 21, 2005 – PanAmerican Bancorp (AMEX: PNB), a Delaware corporation (the “Company”), held its Special Meeting of Stockholders on Thursday, July 21, 2005 at the branch office of the Company’s bank subsidiary located in Boca Raton, Florida. At the Special Meeting, stockholders approved:  (i) an amendment and restatement of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000; and (ii) the issuance and sale of up to 12,500,000 shares of common stock and up to 4,170,000 securities exercisable or convertible into shares of common stock at below-market prices.

PanAmerican Bancorp is a single bank holding company headquartered in Miami, Florida. PanAmerican Bank, a subsidiary of PanAmerican Bancorp, is chartered by the State of Florida and is engaged in general commercial banking, providing a full range of loan and deposit services. PanAmerican Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation, and PanAmerican Bank is a member of the Federal Reserve System.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward-looking statements. Among the important factors on which such statements are based are assumptions concerning the business environment in Broward, Miami-Dade and Palm Beach Counties of Florida where the Company’s bank subsidiary operates, the availability of additional capital to help the bank subsidiary achieve the size necessary to attain and sustain profitability, changes in interest rates, changes in the banking industry in general, and particularly in the competitive environment in which the bank subsidiary operates, and changes in inflation.

You should not place undue reliance on the Company’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

Contact:

PanAmerican Bancorp, Boca Raton, Fla.

Michael Golden, 561-826 0464

or

Wolfe Axelrod Weinberger Assoc. LLC

Donald C. Weinberger or Andria Arena (Media)

212-370-4500; 212-370-4505 (Fax)

don@wolfeaxelrod.com